UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date Earliest Event Reported): May 8, 2019
____________________
TransUnion

(Exact name of registrant as specified in its charter)
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Delaware	001-37470	61-1678417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 West Adams Street,
Chicago, Illinois 60661
(312) 985-2000
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, James M. Peck retired as President and Chief Executive Officer of TransUnion (the “Company”), and Christopher A. Cartwright, formerly the Company’s Executive Vice President - U.S. Information Services (USIS), succeeded Mr. Peck as President and Chief Executive Officer, effective on May 8, 2019. Mr. Cartwright was also elected as a member of the Company’s Board of Directors at the Company’s 2019 Annual Meeting of Stockholders on May 8, 2019. Mr. Cartwright’s appointment is the result of a thorough leadership succession plan that was developed by senior management of the Company over the last several years under the direction and oversight of Mr. Peck and the Board. Mr. Peck’s retirement as President and Chief Executive Officer is not due to any dispute or disagreement over the Company’s operations, practices or policies.

To assist with an orderly transition, Mr. Peck will continue as a non-executive employee of the Company through February 29, 2020. His duties will relate principally to ongoing communication and consultation with the successor President and Chief Executive Officer. Mr. Peck will also continue to serve as a director of the Company and has agreed that he will resign from the Board effective February 29, 2020.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting on May 8, 2019. The stockholders of the Company voted on the following proposals at the Annual Meeting:

1.	Election of four directors to serve a three-year term expiring at the 2022 annual meeting;

2.	Ratification of appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019; and

3.	A non-binding advisory vote to approve the compensation of TransUnion’s named executive officers.

The final voting results for each of these proposals are detailed below. For additional information on these proposals, please see the Company’s 2019 Proxy Statement (the “Proxy Statement”).

Proposal 1: Election of Directors
The following nominees were elected to the Board of Directors for a three-year term expiring in 2022:

	FOR	WITHHELD	BROKER NON-VOTES
George M. Awad	124,285,292	48,928,246	4,479,451
Christopher A. Cartwright	172,418,373	795,165	4,479,451
Siddharth N. (Bobby) Mehta	121,372,712	51,840,826	4,479,451
Andrew Prozes	122,196,238	51,017,300	4,479,451

The following directors, who were not up for reelection at the Annual Meeting, continue to serve as directors following the meeting: Suzanne P. Clark, Russell P. Fradin, Pamela A. Joseph, Thomas L. Monahan, III, Leo F. Mullin and James M. Peck.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm
The ratification of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019 was approved as follows:

FOR	AGAINST	ABSTAIN
176,819,276	626,773	246,940

Proposal 3: Advisory Vote on the Compensation of Our Named Executive Officers
The stockholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement, as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
170,283,013	2,895,669	34,856	4,479,451

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

TRANSUNION

Date: May 14, 2019
By:     /s/ Mick Forde
Name:    Mick Forde
Title:    Senior Vice President